                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 6, 2004, except with respect to the reverse stock split described in Note 1, which is as of July 7, 2004, relating to the consolidated financial statements, and our report dated April 6, 2004, relating to the financial statement schedules of Greenfield Online, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


Stamford, Connecticut
July 8, 2004